UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

_____________

LIFE PARTNERS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 751-7797

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2016, pursuant to a Resignation, Severance Agreement and General Release between Colette Pieper and Life Partners, Inc., a subsidiary of Life Partners Holdings, Inc. (the “Company”), and dated as of such date (the “Agreement”), Ms. Pieper resigned from her position as Chief Executive Officer of the Company and any and all other positions she held with the Company and its direct and indirect subsidiaries, effective immediately. The Agreement provides for Ms. Pieper to receive six months base salary ($90,750.00), six months of COBRA insurance payments ($6,779.64), and payment of all accrued and unused vacation hours ($13,787.08) and includes a general release of claims against the Company. In total, Ms. Pieper’s severance payments equal $111,316.72.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: April 28, 2016	By:	/s/ H. Thomas Moran II
H. Thomas Moran II
Chapter 11 Trustee